SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           --------------------------



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   DECEMBER 17, 1998

                             AVIATION SALES COMPANY
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               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

        DELAWARE                         1-11775                65-0665658
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(STATE OR OTHER JURISDICTION           (COMMISSION             (IRS EMPLOYER
OF INCORPORATION)                      FILE NUMBER)          IDENTIFICATION NO.)

                      6905 NW 25TH STREET, MIAMI, FL       33122
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               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE      (305) 592-4055

                                       N/A
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          (FORMER NAME OR FORMER ADDRESS; IF CHANGED SINCE LAST REPORT)

                               Page 1 of 9 pages.


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ITEM 5.           OTHER EVENTS.

GROUND BREAKING FOR NEW CORPORATE HEADQUARTERS AND CENTRAL WAREHOUSE FACILITY

         On January 4, 1999, the ground breaking for the construction of the Company's new corporate headquarters and warehouse facility (the "New Facility") took place. The New Facility, which will be located on a 41 acre parcel in the City of Miramar, Florida, will contain approximately 630,000 square feet of space and consist of two buildings. One building, which will contain approximately 545,000 square feet, will consolidate the operations of the Company's aircraft spare parts redistribution business, as well as serve as the corporate headquarters for the Company's distribution services, maintenance, repair and overhaul ("MR&O"), leasing and manufacturing businesses. The other building, which will contain approximately 85,000 square feet, will be used as office and warehouse space by the Company's subsidiary, Caribe Aviation, Inc.

DEVELOPMENT AND LEASING OF THE NEW FACILITY

         On December 17, 1998, the Company entered into a tax retention operating lease for the New Facility (the "Lease") with First Security Bank, National Association, as trustee (the "Trustee") of the Aviation Sales Trust 1998-1 (the "Trust"), as lessor. The Lease has an initial term of five years and is a triple net lease with annual rent as provided in the Lease. The Lease contains certain financial covenants regarding the financial performance of the Company and certain other affirmative and negative covenants which the Company will be obligated to comply with during the term of the Lease. Substantially all of the Company's subsidiaries have guaranteed the Company's obligations under the Lease. Additionally, the Company has an option to acquire the New Facility at the end of the Lease for an option price as determined in the Lease. Alternatively, if the Company does not purchase the New Facility at the end of the Lease, the Company will be obligated to pay certain amounts as provided in the Lease.

         The development of the New Facility has been financed through a $34.4 million operating lease facility provided by a syndicate of financial institutions (the "TROL Financing"). Pursuant to the TROL Financing documents, the Company is obligated to develop the New Facility on behalf of the Trust and is responsible for the timely completion thereof within an established construction budget. The Company and substantially all of its subsidiaries have guaranteed the repayment of $31.2 million of the Trustee's obligations under a credit agreement with certain lenders (the "Credit Agreement"). The Trust's obligations under the Credit Agreement are secured by a lien on the real property and improvements comprising the New Facility and on the fixtures therein. Further, the Company has posted an irrevocable letter of credit in favor of the Trustee in the amount of approximately $8.0 million to secure both the Company's obligations under the Lease and the Trustee's obligations under the Credit Agreement.

         The foregoing is a summary of certain information contained in the above-referenced documents. Reference is made to the more detailed information contained in such documents which are attached hereto as Exhibits 10.1-10.5.

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AMENDMENT TO THE COMPANY'S SENIOR CREDIT FACILITY

         On December 15, 1998, the Company entered into an agreement amending its existing senior credit facility pursuant to the terms of an Amendment No. 4 and Consent to Third Amended and Restated Credit Agreement dated as of October 17, 1997 (the "Fourth Amendment to Credit Facility Agreement"). Under the terms of the Fourth Amendment to Credit Facility Agreement, the Company's existing credit facility was amended to allow for the TROL Financing and to make other non-substantive changes to the Company's amended credit facility.

         The foregoing is a summary of certain information contained in the above-referenced document. Reference is made to the more detailed information contained in such document, which is attached hereto as Exhibit 10.6.

IMPACT OF THE YEAR 2000

         Over the last year, the Company has been implementing new management information ("MIS") systems in order to both allow that the Company's computer systems, which are an important component of its businesses, to meet the Company's needs into the foreseeable future and to mitigate the Year 2000 issues which the Company's management believes could be inherent in the Company's existing MIS systems. The Company has also grown rapidly over the last year, and particularly over the last six months, and has expanded its operations beyond the redistribution of aircraft spare parts into the MR&O of aircraft and aircraft components and into the manufacturing of aircraft parts for sale to original equipment manufacturers. Due to its rapid expansion, the Company recently commenced an assessment of the MIS requirements in all of its businesses.

         The Year 2000 issue is the potential for system and processing failures of date-related data and the result of computer-controlled systems using two digits rather than four to define the applicable year. The Company may be affected by Year 2000 issues in its own non-compliant information technology ("IT") systems or non-IT systems, as well as by Year 2000 issues related to non-compliant IT and non-IT systems operated by third parties.

         The following discussion contains forward-looking statements, which are based upon the Company's expectations and are subject to a number of risks and uncertainties, many of which are beyond the control of the Company. Should one or more of these risks or uncertainties materialize, or should the assumptions underlying these forward looking statements prove incorrect, actual results could differ significantly and adversely from the results expressed or implied in these forward looking

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statements. The Company does not undertake any obligation to revise these forward looking statements to reflect future events or circumstances. See also the cautionary statements contained in the MD & A section of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

         STATE OF READINESS

         The Company has substantially completed an assessment of its internal and external (third-party) IT systems and non-IT systems. At this point in its assessment, which the Company believes is approximately 75% complete (in the aggregate), other than as described herein, the Company is not currently aware of any Year 2000 problems relating to its systems or the systems operated by third parties which would have a material effect on the Company's business, results of operations or financial condition, without taking into account the Company's efforts to avoid such problems, although there can be no assurance thereof. In addition, the Company believes that it is approximately 25% and 15% complete (in the aggregate), respectively, with its Year 2000 remediation and validation.

         The Company's IT systems consist of software licensed from third parties and hardware purchased or leased from vendors. The Company is currently implementing new MIS systems, which are primarily designed to service the Company's distribution services and manufacturing businesses, including new software and hardware, which management believes that, once fully implemented, will be Year 2000 compliant and will meet the requirements of the Company's distribution services and manufacturing businesses into the foreseeable future. The Company anticipates the systems for each of the distribution services operations and the manufacturing operations will be substantially implemented by the end of the third quarter of 1999, although there can be no assurance thereof.

         The Company has determined that the MIS system which is currently being used by its distribution services business is not Year 2000 compliant. If the implementation of the Company's new MIS system is delayed for any reason beyond April 1999, the Company may decide to modify its existing MIS system to make it Year 2000 compliant. The Company believes that such modifications would need to commence no later than July 1999 for the Company to be in a position to implement, remediate and validate its existing system, as modified, for Year 2000 compliance prior to January 1, 2000. While the Company has been informed by its vendors that its existing MIS system can be brought into Year 2000 compliance on a timely basis, there can be no assurance of this fact.

         To date, the Company has determined that some of the MIS systems which are currently being used by its MR&O businesses are not Year 2000 compliant. Excluding its TIMCO Greensboro, Lake City and Macon facilities, the Company has substantially completed its assessment of the hardware and software being used by its non-heavy maintenance MR&O operations and believes that such systems can be made Year 2000 compliant by the end of 1999. The Company is still in the process of conducting an assessment of the Year 2000 compliance of the hardware and software systems for its TIMCO Greensboro, Lake City and Macon facilities, which were acquired in 1998. Until such time

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as the Company substantially completes such assessment, the Company is unable to determine the scope of remediation and validation work associated with the IT and non-IT systems at such facilities.

         The Company has also determined that its MIS systems which are being used by its manufacturing business are not Year 2000 compliant. The Company has substantially completed its assessment of the hardware and software being used by its manufacturing operations and believes that such systems can be made Year 2000 compliant either through replacement of the MIS systems or remediation of the existing hardware and software of its various manufacturing operations. It expects to complete such changes prior to the end of 1999.

         Excluding its TIMCO Greensboro, Lake City and Macon facilities, the Company has further substantially completed an assessment of its non-IT systems which the Company has identified as containing embedded chip systems for Year 2000 issues. At this point in its assessment, the Company is not currently aware of any Year 2000 problems relating to these systems which would have a material effect on the Company's business, results of operations, or financial condition, without taking into account the Company's efforts to avoid such problems.

         Additionally, the Company is reviewing the efforts of its vendors and customers to become Year 2000 compliant. Letters and questionnaires have been or are in the process of being sent to all critical entities with which the Company does business to assess their Year 2000 readiness. To date, the Company has received responses from approximately 40% of such third parties, and approximately 60% of the companies that have responded have provided assurances to the Company that they have already addressed, or that they will address on a timely basis, all of their known significant Year 2000 issues. The Company anticipates that these activities will be on-going for all of 1999 and will include follow-up telephone interviews, correspondence and on-site meetings as considered necessary in the circumstances. Although this review is continuing, the Company is not currently aware of any vendor or customer circumstances that may have a material adverse impact on the Company. The Company will seek alternative suppliers if circumstances warrant. The Company can provide no assurance that Year 2000 compliance plans of its vendors and customers will be completed on a timely manner.

         In that regard, the Company believes that issues relating to the Year 2000 compliance of aircraft spare parts in its inventory, if any, will ultimately be the responsibility of the manufacturers of such parts, although there can be no assurance. Further, it is unclear whether the Company's product liability insurance would ultimately cover a claim based upon a Year 2000 problem in a part sold by the Company.

         The Company's IT systems and other business resources rely on IT systems and non-IT systems provided by service providers and therefore may be vulnerable to those service providers' failure to remediate their own Year 2000 issues. Such service providers include those for the Company's network and e-mail services and landlords for the Company's currently occupied leased office spaces. The Company has contacted these principal service providers and has been notified that the IT and non-IT systems which they provide to the Company are Year 2000 compliant.

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         COSTS

         The Company believes that the cost of the new MIS system (i) for its distribution services business will be approximately $13.5 million, of which approximately $4.8 million has been expended to date and approximately $8.7 million of which it believes will be expended during 1999 and (ii) for its manufacturing business will be approximately $2.1 million of which approximately $947,000 has been spent to date and approximately $1.15 million will be expended during 1999. At present, the Company is in the early stages of assessing the Year 2000 compliance of its TIMCO Greensboro, Lake City and Macon facilities. Until such assessment is substantially complete, the Company does not believe it will be in a position to estimate the Year 2000 compliance costs for its MR&O business. The costs of the Company's new MIS systems are being funded from the Company's existing lines of credit. The $4.8 million and $976,000, respectively, spent to date has related substantially to the cost of the new MIS systems and not to bringing the Company's existing MIS systems into Year 2000 compliance. Such cost estimates include both hardware and software costs, as well as the anticipated costs of the use of consultant services, but do not include Company internal costs associated with such efforts, which are not separately tracked for Year 2000 compliance efforts. Such internal costs principally consist of the payroll costs for Company employees working on such compliance efforts.

         If the Company determines that due to delays in the implementation of its new MIS system for its distribution services business, it is in the Company's best interest to update its existing MIS system for such business to make it Year 2000 compliant, so that such system remains available for use in the Company's business until the new MIS system for business becomes operational, the cost of such update is expected to be approximately $3.5 million. Such cost, if incurred, would be in addition to the costs associated with the development and implementation of the new MIS system for its distribution services business as described above, and would not be recoverable in connection with the development and implementation of the new MIS system for such business.

         RISKS RELATING TO THE COMPANY'S FAILURE TO BECOME YEAR 2000 COMPLIANT

         To the extent that the Company's assessment is finalized without identifying any additional material non-compliant IT systems operated by the Company or by third parties, the most reasonably likely worst case Year 2000 scenario is that the Company will have to bring its existing MIS systems into Year 2000 compliance; provided, however, that while the Company believes based upon its assessments that its existing systems can be made Year 2000 compliant prior to December 31, 1999, there can be no assurance of this fact. The Company believes that it will be able to either bring its new MIS systems substantially into operation or bring its existing systems into Year 2000 compliance by the end of 1999, although there can be no assurance.

         The Company's failure to bring either its new MIS systems into operation or bring its existing MIS systems into Year 2000 compliance by the end of 1999 would likely have a material adverse effect on the Company, in that it would make it very difficult for the Company to operate its business in the ordinary course and would likely cause the Company to lose revenues, have increased operating

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costs and have business interruptions of a material nature (which would likely not be covered by the Company's existing business interruption insurance) until such systems were in place. In addition, there can be no assurance that the Year 2000 issues of other entities will not have a material adverse impact on the Company's systems or results of operations.

         CONTINGENCY PLANS

         As discussed above, the Company is engaged in an ongoing Year 2000 assessment in order to determine the operational problems and costs (including loss of revenues) that would be reasonably likely to result from the failure by the Company and certain third parties to complete efforts necessary to achieve Year 2000 compliance on a timely basis. The Company is currently continuing to develop its new MIS systems for its distribution services business, and hopes to be in a position by March 1999 to determine whether such system will be far enough along in its development so that it can be made operational prior to the end of 1999. Alternatively, unless by the end of April 1999 the Company has determined that it is reasonably likely that it will be in a position to bring its new MIS system for its distribution services business into operation prior to the end of the year, the Company will likely opt to expend the costs associated with bringing the Company's existing MIS system for its distribution services business into Year 2000 compliance.

         The Company is currently considering what its contingency plans will be in the event that the Company is not able to bring its existing MIS systems for its TIMCO Greensboro, Lake City and Macon facilities into Year 2000 compliance by the end of 1999. The Company currently plans to complete such contingency plans by the end of March 1999.

FILING OF PAINEWEBBER LAWSUIT

         On January 8, 1999, PaineWebber Incorporated ("PaineWebber") filed in the Supreme Court of the State of New York a complaint against the Company and its subsidiary, Whitehall Corporation ("Whitehall") alleging breach of contract claims and related claims against the Company and Whitehall and a tortious interference with a contract claim against the Company in connection with the Company's acquisition of TIMCO in September 1998. These claims primarily arose based upon a 1997 agreement between Whitehall and PaineWebber relating to certain investment banking services to be provided to Whitehall by PaineWebber in connection with a proposed acquisition of TIMCO by Whitehall. PaineWebber is seeking damages of approximately $1.0 million, plus costs, payment of approximately $250,000 allegedly due relating to the failure of Whitehall to honor an alleged right of first refusal in the 1997 agreement, and an unstated amount of punitive damages.

         The Company believes that its acquisition of TIMCO was not within the scope of the PaineWebber/Whitehall agreement and that claims brought under this agreement against the Company and Whitehall are without merit. The Company intends to vigorously defend these claims. Although no assurance can be given, the Company believes that the ultimate outcome of this matter will not have a material adverse effect on the financial condition of the Company.

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ITEM 7.           EXHIBITS.

         (a)      Exhibits.

                                                                     SEQUENTIAL
EXHIBIT NO.    DESCRIPTION                                           PAGE NUMBER
-----------    -----------                                           -----------
    10.1       Credit Agreement dated as of December 17, 1998
               among First Security Bank, National Association, as owner trustee for the Aviation Sales Trust
               1998-1, as lessor, NationsBank, National
               Association, as administrative agent, and the several lenders parties thereto.

    10.2 Lease Agreement dated as of December 17, 1998 between First Security Bank, National Association, as owner trustee under Aviation Sales Trust
               1998-1, as lessor, and the Company, as lessee.

    10.3 Guaranty Agreement (Series A Obligations) between the Company, substantially all of its subsidiaries and NationsBank, National Association, as agent for the Series A lenders, dated as of December 17, 1998.

    10.4 Guaranty Agreement (Lease Obligations) between substantially all of the subsidiaries of the Company and First Security Bank, National Association, as owner trustee for the Aviation Sales Trust 1998-1, dated as of December 17, 1998.

    10.5 Participation Agreement between the Company as Construction Agent and Leases, First Security Bank, National Association, as Owner Trustee, the Various Banks and other lending institutions as the holders and lenders, and NationsBank, National Association, as Administrative Agent, dated as of December 17, 1998.

    10.6       Amendment No. 4 and Consent, dated December 15,
               1998, to Third Amended and Restated Credit Agreement.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, this 8th day of February, 1999.

                                AVIATION SALES COMPANY

                                By: /s/ DALE S. BAKER
                                    --------------------------------------------
                                    Dale S. Baker, President and CEO

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                                 EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------
    10.1       Credit Agreement dated as of December 17, 1998
               among First Security Bank, National Association, as owner trustee for the Aviation Sales Trust
               1998-1, as lessor, NationsBank, National
               Association, as administrative agent, and the several lenders parties thereto.

    10.2 Lease Agreement dated as of December 17, 1998 between First Security Bank, National Association, as owner trustee under Aviation Sales Trust
               1998-1, as lessor, and the Company, as lessee.

    10.3 Guaranty Agreement (Series A Obligations) between the Company, substantially all of its subsidiaries and NationsBank, National Association, as agent for the Series A lenders, dated as of December 17, 1998.

    10.4 Guaranty Agreement (Lease Obligations) between substantially all of the subsidiaries of the Company and First Security Bank, National Association, as owner trustee for the Aviation Sales Trust 1998-1, dated as of December 17, 1998.

    10.5 Participation Agreement between the Company as Construction Agent and Leases, First Security Bank, National Association, as Owner Trustee, the Various Banks and other lending institutions as the holders and lenders, and NationsBank, National Association, as Administrative Agent, dated as of December 17, 1998.

    10.6       Amendment No. 4 and Consent, dated December 15,
               1998, to Third Amended and Restated Credit Agreement.